Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166550 on Form S-8 of Rhino Resource Partners LP of our report dated March 4, 2011, related to the financial statements of The Elk Horn Coal Company, LLC, which appear in the Current Report on Form 8-K/A of Rhino Resource Partners LP dated August 26, 2011.

CERTIFIED PUBLIC ACCOUNTS

Charleston, West Virginia
August 26, 2011

Providing Professional Business Advisory & Consulting Services

2 Players Club Dr., Suite 100 • P.O. Box 1988 • Charleston, WV 25327-1988 • 304-343-4188 • Fax: 304-344-5035 • www.BEcpas.com

Member: SEC and Private Companies Practice Sections of American Institute of Certified Public Accountants